Execution Copy

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of 2 May 2005 (this "Agreement"), is entered into by and among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a corporation formed under the laws of Bermuda (the "Company"), and PPF (CYPRUS) LTD., a company formed under the laws of the Republic of Cyprus (the "Purchaser").

RECITALS:

WHEREAS, the Company, CME Media Enterprises B.V (“CME ME”) and the Purchaser have entered into a Framework Agreement (the "Framework Agreement") on December 13, 2004 pursuant to which the Company and CME ME have agreed to purchase, and PPF has agreed to sell, an 85% interest in the TV Nova Group (as such term is defined in the Framework Agreement) for consideration consisting of (i) the Total Cash Consideration (as defined in the Framework Agreement) and (ii) 3,500,000 shares (the "Shares") of Class A common stock of the Company, $.08 par value per share (the "Common Stock")(such Shares of Common Stock being referred to herein as the "Share Consideration");

WHEREAS, pursuant to the Framework Agreement, PPF has designated the Purchaser as the Designated Shareholder (as such term is defined in the Framework Agreement), and the Purchaser wishes to subscribe for, and the Company wishes to issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement and the Framework Agreement, the Shares, in payment of the Share Consideration under the Framework Agreement;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the U.S. Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act;

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement and the Framework Agreement, the parties hereto are also entering into, of even date herewith, a registration rights agreement (the "Registration Rights Agreement"). This Agreement and the Registration Rights Agreement are hereinafter collectively referred to as the "Share Transaction Documents".

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.	AGREEMENT TO SUBSCRIBE; CLOSING

a)	Share Subscription.

Subject to the terms and conditions set forth herein and in the Framework Agreement, the Company hereby agrees to issue to the Purchaser, and the Purchaser hereby subscribes for, the Shares, for an aggregate price equal to the Subscription Price (as such term is defined in the Framework Agreement).

b)	Closing.

The closing of the issuance of the Shares (the "Closing") will take place at the place and date of the closing as set forth in the Framework Agreement. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to the Purchaser the Shares in exchange for the assignment to the Company of the CME Loan Note I in accordance with and as such term is defined in the transaction memorandum as delivered by CME Ltd. to the Purchaser on the Closing Commencement Date. The delivery of the Shares shall constitute full performance by the Company and CME ME of their obligation to deliver the CME Consideration Shares (as defined in the Framework Agreement).

2.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

The Purchaser hereby represents and warrants to the Company that:

a)	Accredited Investor.

The Purchaser is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Shares; (iv) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act; and (v) not a broker-dealer or an affiliate of a broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

b)	No Public Distribution.

The Purchaser is acquiring the Shares for its own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to a sale or sales that are registered under the Securities Act or exempt from such registration. The Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

c)	Subsequent Offers and Sales.

Except as provided in Section 4(a) below, the Purchaser may not sell, offer for sale, assign or otherwise transfer the Shares other than pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of Section 4 below.

d)	Accuracy of Purchaser’s Representations and Warranties.

The Purchaser understands that the Shares are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser’s representations and warranties contained in the Share Transaction Documents and any ancillary documents thereto, as applicable, and the Purchaser’s compliance with the Share Transaction Documents and any ancillary documents thereto, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares in accordance with the terms and provisions of the Share Transaction Documents.

e)	Financial Information.

The Purchaser: (i) has been provided with and has reviewed all requested information concerning the business of the Company, including, without limitation, the Company’s audited financial statements for the fiscal year ended December 31, 2003, the Company’s unaudited financial statements for the nine months ended September 30, 2004, and any periodic report filed by the Company with the SEC since September 30, 2004; and (ii) has had all requested access to the management of the Company and has had the opportunity to ask questions of the management of the Company.

f)	Capacity and Authority.

The Purchaser has the requisite capacity and authority to execute, deliver and perform each of the Share Transaction Documents and any and all ancillary documents thereto and to consummate the transactions contemplated thereby.

g)	Due Execution.

This Agreement and the other Share Transaction Documents, and any ancillary documents thereto and the transactions contemplated hereby and thereby that have been executed and delivered by the Purchaser, have been duly and validly authorized by the Purchaser and such agreements, when executed and delivered by each of the other parties thereto will each be a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

h)	Brokers.

The Purchaser has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

i)	No General Solicitation.

The Purchaser has not learned of the investment in the Shares as a result of any public advertising or general solicitation.

j)	Residency.

The Purchaser has its principal place of business in the jurisdiction set forth below the Purchaser’s name on the signature page hereto.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties contained in Appendix A attached hereto to the Purchaser.

4.	CERTAIN COVENANTS AND ACKNOWLEDGMENTS

a)	Transfer Restrictions.

The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, none of the Shares has been, or is being, registered under the Securities Act, and such Shares may not be sold, transferred or assigned unless subsequently registered thereunder, except as provided in this Section 4. More specifically, the Purchaser agrees for a period of 24 months from the Closing Date not to avail itself of any exemption from registration under the Securities Act in connection with any sale, transfer or assignment of the Shares, and thereafter only in an amount not to exceed 1% of the Company's outstanding Common Stock during any calendar quarter; provided that the total number of Shares held by the Purchaser and not previously registered under the Securities Act pursuant to the Registration Rights Agreement at such time does not exceed 1,000,000, and provided, further, that the Purchaser may transfer the Shares to an affiliate (as such term is defined under the Securities Act) with the prior written consent of the Company, such consent not to be unreasonably withheld. The provisions of Sections 4(a) and 4(b) hereof, together with the rights and obligations of the Purchaser under the Share Transaction Documents, shall be binding upon any transferees of the Shares not previously registered under the Securities Act or sold in accordance with this Section 4(a).

b)	Restrictive Legend.

The Purchaser acknowledges and agrees that, until such time as the Shares shall have been registered under the Securities Act in accordance with the terms of the Registration Rights Agreement or sold in accordance with Section 4(a), the Shares shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR, IF PERMITTED UNDER THE TERMS OF THE SUBSCRIPTION AGREEMENT DATED AS OF 2 MAY 2005, PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Share upon which it is stamped, if such Share is registered for sale under an effective registration statement filed under the Securities Act pursuant to the Registration Rights Agreement or if such Shares are proposed to be sold pursuant to an exemption from registration as provided in this Agreement and the Company receives an opinion of counsel with respect to compliance with such exemption. The Purchaser agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

c)	Reporting Status; Eligibility to Use Form S-3.

The Company’s Common Stock is registered under Section 12(b) of the Exchange Act. So long as the Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take commercially reasonable steps to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to both "primary" and "resale" registrations on Form S-3 during the Registration Period (as defined in the Registration Rights Agreement).

d)	Listing.

The Company shall promptly secure the listing of the Shares upon the Nasdaq, and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Purchaser owns any of the Shares, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE THE SHARES

The Purchaser understands that the Company’s obligation to issue the Shares to the Purchaser pursuant to this Agreement is conditioned upon the satisfaction by the Purchaser or the waiver by the Company of each of the following conditions:

(i)
The accuracy of the representations and warranties of the Purchaser contained in this Agreement and the performance by the Purchaser of all covenants and agreements of the Purchaser contained in the Share Transaction Documents and required to be performed on or before the Closing Date, including, but not limited to, the assignment by the Purchaser to the Company of the CME Loan Note I on or before the Closing Date.

(ii)
The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

(iii)	The Purchaser shall have executed each of the Share Transaction Documents and any and all ancillary documents thereto and delivered the same to the Company.

(iv)
The Company shall have received from the Purchaser such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Purchaser in connection with this Agreement and the other Share Transaction Documents and all documents and papers relating to such Share Transaction Documents shall be reasonably satisfactory to the Company.

(v)
All conditions to the closing of the Framework Agreement shall have been satisfied and the Purchaser shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, any registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Purchaser) required to be obtained or made in order to enable the Purchaser to observe and comply with all its obligations under this Agreement, the Framework Agreement and the other Share Transaction Documents and to consummate the transactions contemplated hereby.

6.	CONDITIONS TO THE PURCHASER’S OBLIGATIONS TO TAKE UP ITS SUBSCRIPTION FOR THE SHARES

The Company understands that the Purchaser’s obligations to take up its subscription for the Shares on the Closing Date is conditioned upon the satisfaction by the Company or the waiver by the Purchaser of each of the following conditions:

(i)
The accuracy of the representations and warranties of the Company contained in this Agreement and the performance by the Company, on or before the Closing Date, of all covenants and agreements of the Company contained in the Share Transaction Documents and required to be performed on or before the Closing Date.

(ii)	The Company shall have executed the Share Transaction Documents and any and all ancillary documents thereto and delivered same to the Purchaser.

(iii)
The Purchaser shall have received a certificate of the Secretary of the Company, dated the Closing Date, as to the continued and valid existence of the Company and its operating subsidiaries, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of the Share Transaction Documents, and the resolutions adopted by the Board authorizing the actions to be taken by the Company contemplated by the Share Transaction Documents.

(iv)
The Purchaser shall have received from the Company such other certificates and documents as they or their representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Share Transaction Documents contemplated by this Agreement and the other Share Transaction Documents and all documents and papers relating to such Share Transaction Documents shall be reasonably satisfactory to the Purchaser.

(v)
No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or the other Share Transaction Documents or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated by this Agreement or the other Share Transaction Documents or cause any such transaction to be rescinded.

(vi)
The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, any registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and the other Share Transaction Documents and to consummate the transactions contemplated hereby.

7.	INDEMNIFICATION

a)	Indemnification of Purchaser by the Company.

The Company hereby agrees to indemnify and hold harmless the Purchaser, its affiliates, and each of their respective officers, managers, members, directors, partners, shareholders, and employees (collectively, the "Purchaser’s Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Purchaser’s Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Purchaser’s Indemnitees and to the extent arising out of or in connection with:

(i)
a misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement (or the other Share Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Share Transaction Documents); or

(ii)
a failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement (or the other Share Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Share Transaction Documents).

b)	Indemnification of the Company by Purchaser.

The Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of the Purchaser’s representations, warranties or covenants contained in this Agreement or the Registration Rights Agreement and any failure by the Purchaser to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, or the Registration Rights Agreement. Notwithstanding anything to the contrary in this Agreement, the aggregate payments for indemnification (including the reasonable fees and expenses of legal counsel) made by the Purchaser to the Company pursuant to this Section 7(b) shall not exceed the Subscription Price.

c)	Third Party Claims.

Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 7 (an “Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 7 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual, or, as reasonably determined by legal counsel to the Indemnified Party, potentially, differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

8.	EXPENSES
Each of the parties hereto agree that they shall each be responsible for and pay their own expenses and fees, including all legal, accounting and other professional fees, associated with the transactions contemplated by Share

9.	SURVIVAL

The representations and warranties of the Company and the Purchaser shall survive the Closing until twelve (12) months following the Closing Date. The Company makes no representations or warranties in any oral or written information provided to the Purchaser, other than the representations and warranties included herein or in the Share Transaction Documents.

10.	MISCELLANEOUS

a)	Governing Law; Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws issues. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

b)	Counterparts.

This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

c)	Headings.

The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d)	Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

e)	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

f)	Amendments.

This Agreement may be amended or provisions hereof may be waived only with the written consent of the Company and the Purchaser.

g)	Merger.

This Agreement, together with the other Share Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

h)	Notices.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Central European Media Enterprises, Ltd.
8th Floor, Aldwych House
71-91 Aldwych, London
WC2B 4HN, ENGLAND

ATTENTION: General Counsel

Tel: +44-20-7430-5430
Fax: +44-20-7430-5402

with a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022
ATTENTION: Robert L. Kohl, Esq.

Tel: +1-212-940-6380
Fax: +1-212-940-8776

Purchaser:	PPF (CYPRUS) LIMITED
Arch. Makeriou III, 2-4
Capital Center, 9th Floor
PC 1505
Nicosia
Cyprus
ATTENTION: Miroslav Horky

Tel: +357 22 66 01 83
Fax: +357 22 66 01 87

with a copy to:

PPF CONSULTING a.s.
Na Pankráci 1658/121
140 00 Praha 4 - Pankrác
Czech Republic
ATTENTION: Tomáš Brzobohatý

Tel: +420 224 559 072
Fax: +420 224 559 229

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

COMPANY:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:	s/s Ana Sljivic
Name: Ana Sljivic
Title: Authorised signatory

PURCHASER:

PPF (CYPRUS) LTD.

By:	s/s Miroslav Horsky
Name: Miroslav Horsky
Title: Director

Principal place of business of Purchaser:

Arch. Makariou III, 2-4, Capital Center, 9th Floor, PC 1505, Nicosia, Cyprus
____________________________________

APPENDIX A

Representations and Warranties.

I.    Definitions. The following terms used in this Appendix shall have the following meanings:

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Agreement shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the execution of this Agreement and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion No. 16 or other accounting literature related thereto.

"Governing Document" means the certificate or articles of incorporation or association, bylaws, partnership agreements, shareholders' agreements or other similar document which regulates the operation and existence of any Person.

"Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of a Person, taken as a whole.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Subsidiary" means, with respect to any Person, any corporation, association or other business entity (a) of which more than 50% of the voting power of the outstanding common stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (b) which is consolidated in such Person's consolidated financial statements under GAAP, PROVIDED HOWEVER that any corporation or business entity acquired by the Company pursuant to the Framework Agreement shall not be considered to be a Subsidiary of the Company for the purposes of this Appendix.

"Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest and penalties, from time to time or at any time imposed by any Law or any Tribunal.

"Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

II.	The Company represents and warrants to the Purchaser as follows:

2.1.	Organization and Good Standing; Capitalization

(a)    Each of the Company and its Subsidiaries is a corporation duly organized and existing and in good standing (or a local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and is not in violation of the terms of its Governing Documents. Each of the Company and its Subsidiaries has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and is duly qualified as a foreign corporation and in good standing (or a local equivalent thereof, if any) in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

(b)    The Shares are duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens imposed by or through the Company, will not be subject to preemptive rights, and will not subject the holder thereof to personal liability by reason of being such a holder.

2.2	Authorization and Power

The Company has the corporate power and requisite authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under the Share Transaction Documents and each other document and instrument to be delivered in connection with the Share Transaction Documents and to issue the Shares.

2.3	No Conflicts or Consents

(a)    The execution and delivery of this Agreement and each other Share Transaction Document, the consummation of each of the transactions herein contemplated, the compliance with each of the terms and provisions hereof, and the issuance, delivery and performance of this Agreement by the Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any of the Company and its Subsidiaries, the Governing Documents of any of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any of the Company and its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Company and its Subsidiaries, (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of any of the Company or its Subsidiaries except for such approvals or consents the failure to obtain which could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect.

(b)    Other than the filing of one or more registration statements with the SEC, as contemplated by the Registration Rights Agreement, and the receipt by the Company of approval from the SEC for such registration statement to be declared effective, no consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution, delivery and performance by the Company or any of its Subsidiaries of the Share Transaction Documents or the consummation of the transactions contemplated thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or the failure to obtain which would not prohibit the disposition by the Purchaser of the Shares as contemplated by the Registration Rights Agreement or, singly or in the aggregate, otherwise have a Material Adverse Effect.

2.4	Enforceable Obligations

Each of the Share Transaction Documents has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.5	Financial Condition; SEC filings

The audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2004 and 2003 and the related consolidated statements of operations, common stockholders’ capital deficiency and cash flows of the Company and its Subsidiaries for the three-year period ended December 31, 2004, certified by the Company’s independent certified public accountants and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, copies of which have been delivered to the Purchaser, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Company and its Subsidiaries and fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended. None of the Company or any of its Subsidiaries had at December 31, 2004 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments in each case either (i) of a type required by GAAP to be disclosed in the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 2004 and not so disclosed or (ii) except as are described in Schedule 2.5 attached hereto.

2.6	Full Disclosure; SEC Filings.

The Company has filed, and as of the Closing will have filed, all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2003. The Company has made available to the Purchaser all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date of this Agreement), as amended, are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report.

2.7	Private Offering.

Subject to the accuracy of the Purchaser’s representations and warranties set forth in Article 2 of the Subscription Agreement to which this Appendix is attached, the issuance of the Shares, as contemplated by this Agreement, is exempt from the registration requirements of the Securities Act. Prior to the effectiveness of any registration statement contemplated by the Registration Rights Agreement, the Company agrees not to take any action that would render the issuance of such Shares subject to the registration requirements of the Securities Act. The Company has not offered the Shares by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

2.8	NASDAQ Compliance.

The issuance of the Shares will not contravene Rule 4350(i) of the National Association of Securities Dealers, Inc. or require a vote of shareholders of the Company. The Company is in compliance with all material requirements of NASDAQ in respect of the listing of its Common Stock.

Schedule 2.5

List of liabilities to be described pursuant to Section 2.5(ii) of Appendix A

None